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________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2003

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)



                  GEORGIA                               0-07477                        63-0590560
(State or other jurisdiction of incorporation)  (Commission File Number)  (IRS Employer Identification Number)

                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (334) 834-5483


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________________
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 23, 2003, The Enstar Group, Inc. ("Enstar" or the "Registrant") increased and funded from cash on hand its remaining capital commitment to JCF CFN LLC and a related entity (collectively, the "JCF CFN Entities"). The JCF CFN Entities have invested in Green Tree Investment Holdings LLC (formerly known as CFN Investment Holdings LLC) and related entities (collectively, "Green Tree"), together with J.C. Flowers I LP, FIT CFN Holdings LLC (an affiliate of Fortress Investment Group LLC) and affiliates of Cerberus Capital Management, L.P. The JCF CFN Entities invested approximately $25.1 million in exchange for a 3.995% interest in Green Tree. In January 2003, Enstar announced a $10 million commitment to JCF CFN LLC in exchange for a 100% interest in JCF CFN LLC. Enstar increased its commitment to $15.3 million, in exchange for a 60% interest in each of the JCF CFN Entities. In addition, Castlewood Holdings Limited has become a member of the JCF CFN Entities and made a $10.2 million commitment, in exchange for a 40% interest in each of them. Both Enstar and Castlewood Holdings Limited have fully funded their commitments to the JCF CFN Entities.

         Green Tree, through one or more related entities, has completed the purchase of certain assets and operations of Conseco Finance Corporation for $630 million. The assets consist primarily of a portfolio of home equity and manufactured housing loan securities as well as the associated servicing businesses.

         The terms of the transactions were determined through arm's length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer of Enstar or any associate of any director or officer of Enstar have, any material relationship with Fortress Investment Group LLC, Cerberus Capital Management, L.P., Conseco Finance Corporation, or their respective affiliates.

         Each of the JCF CFN Entities is controlled by JCF Associates I LLC, the general partner of J.C. Flowers I LP, a private investment fund. JCF Associates I LLC is managed by J. Christopher Flowers, Vice Chairman of Enstar's board of directors and Enstar's largest shareholder.

         Castlewood Holdings Limited, a Bermuda corporation manages and acquires insurance and reinsurance companies, including companies in run-off, and provides management, consulting and other services to the insurance and reinsurance industry. Enstar owns a one-third economic interest in Castlewood Holdings and 50% of its voting stock.

         On June 24, 2003, Enstar issued a press release (the "Press Release") announcing the completion of the foregoing transactions. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. The Registrant has determined that financial statements are not required to be filed under this
Item 7(a) pursuant to Rule 3-05(b) of Regulation S-X promulgated by the Securities and Exchange Commission (the "Commission").

         (b) Pro Forma Financial Information. The Registrant has determined that pro forma financial information is not required to be filed under this Item 7(b) pursuant to Article 11 of Regulation S-X promulgated by the Commission.

         (c) Exhibits

                  2.1 Limited Liability Company Agreement of JCF CFN LLC, dated as of December 19, 2002, between JCF Associates I, LLC and the Registrant (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K, dated March 31, 2003).

                  2.2 Amendment No. 1, dated as of June 20, 2003, to the Limited Liability Company Agreement of JCF CFN LLC, dated as of December 19, 2002.

                  2.3 Limited Liability Company Agreement of JCF CFN LLC II, dated as of June 20, 2003, between JCF Associates I, LLC, the Registrant and Castlewood Holdings Limited.

                  99.1     Text of Press Release of Registrant, dated June 23,
                           2003.
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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 2, 2003


                        THE ENSTAR GROUP, INC.


                        By: /s/Cheryl D. Davis
                            ------------------
                            Cheryl D. Davis
                            Chief Financial Officer, Vice President of Corporate Taxes and Secretary